UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street Tacoma, WA	98402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	COLB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 23, 2019, Columbia State Bank (the “Bank”), a wholly owned subsidiary of Columbia Banking System, Inc. (the “Company”), entered into a Change in Control Agreement (the “CIC Agreement”) with Andrew L. McDonald, the Executive Vice President and Chief Credit Officer of the Company. The CIC Agreement replaces on substantially the same terms the previous Change in Control Agreement between Mr. McDonald and the Bank that expires on June 1, 2019 and contains substantially similar terms as the change in control agreements entered into between the Bank and the Company’s other executive officers.

The CIC Agreement has a term of five years and provides that if Mr. McDonald’s employment is terminated without Cause or if he resigns for Good Reason within 730 days following a Change in Control (as each capitalized term is defined in the CIC Agreement) or sixty days prior to the public announcement of such Change in Control (provided that the Change in Control occurs within 18 months of his termination of employment), he will be entitled to receive a severance benefit equal to two times his then-current annual base salary, all of his options will vest, all restrictions on his restricted stock awards will lapse and the Bank will reimburse certain COBRA insurance premiums for a limited time following his termination. During his employment and for a period of two years after any severance benefit is paid under the CIC Agreement, Mr. McDonald agrees not to compete with the Bank or the Company, nor solicit or interfere with any employee, customer or business relationship of the Bank or the Company.

A copy of the CIC Agreement will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2019, Columbia Banking System, Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). There were 73,469,797 shares outstanding and entitled to vote at the 2019 Annual Meeting; of those shares 68,448,298 were present in person or by proxy. The following matters were voted upon at the 2019 Annual Meeting:

1.	The election of eleven directors to serve on the Company’s Board of Directors until the 2020 Annual Meeting or until their successors have been elected and have qualified;

2.	A resolution to approve the Amended 2018 Equity Incentive Plan;

3.	An advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers; and

4.	An advisory (non-binding) resolution to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

The following is a summary of the voting results for the matters voted upon by the shareholders.

1. Election of Directors

Director’s Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Craig D. Eerkes	63,209,131	44,416	26,003	5,168,748
Ford Elsaesser	63,183,394	73,440	22,716	5,168,748
Mark A. Finkelstein	63,187,150	68,112	24,288	5,168,748
Eric S. Forrest	63,174,765	78,554	26,231	5,168,748
Thomas M. Hulbert	62,611,210	627,651	40,689	5,168,748
Michelle M. Lantow	63,188,067	69,713	21,770	5,168,748
Randal L. Lund	63,201,790	50,667	27,093	5,168,748
S. Mae Fujita Numata	63,211,222	45,837	22,491	5,168,748
Hadley S. Robbins	63,063,715	189,116	26,719	5,168,748
Elizabeth W. Seaton	63,178,629	29,003	71,918	5,168,748
Janine T. Terrano	63,197,919	21,579	60,052	5,168,748

2. Approval of Amended 2018 Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,199,240	978,723	101,587	5,168,748

3. Advisory (non-binding) Approval of Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,140,672	1,040,098	98,780	5,168,748

4. Advisory (non-binding) Appointment of Independent Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
67,386,873	1,025,030	36,395	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2019	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Kumi Baruffi
Kumi Y. Baruffi Executive Vice President, General Counsel and Corporate Secretary